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                                                                    EXHIBIT 10.3

                             DEVELOPMENT AGREEMENT


       THIS DEVELOPMENT AGREEMENT (the "Agreement"), effective as of July 30, 1997 (the "Effective Date"), is entered into by and between Northwest Clinicals LLC, a Washington limited liability company with an address at 120 Northgate Plaza, Suite 236, Seattle, Washington 98125 ("Clinicals"), and Medarex, Inc., a New Jersey corporation, with an address at 1545 Route 22 East, P.O. Box 953, Annandale, New Jersey 08801 ("Medarex").

                                   BACKGROUND

       Clinicals desires to have the prostate specific membrane antigen ("PSMA") gene cloned and a subclone isolated, and to have recombinant PSMA produce for pre-clinical and clinical testing, and Medarex is willing to perform these tasks and produce these materials on a contractual basis, subject to the terms and conditions set forth herein.

       THE PARTIES HEREBY AGREE AS FOLLOWS:

                                   ARTICLE I.

                                   DEVELOPMENT

       1.1 Development.

              1.1.1 Development Activities. Subject to the terms and conditions set forth in this Agreement, Medarex shall use its commercially reasonable efforts to perform the tasks and produce the recombinant PSMA (the "Produce") as set forth on Exhibit A in accordance with the schedule (Exhibit A, Section III) and the Product specifications (the "Specifications") set forth on Exhibit B. Medarex's performance of such tasks will commence upon receipt by Medarex of the Materials (defined below) pursuant to Section 1.2.1.

              1.1.2 Changes. Clinicals shall have the right to request reasonable changes in or modifications to the tasks and schedules set forth on Exhibit A, provided such modifications are agreed to by the parties and provided that Clinicals shall be responsible for all costs related to any such changes.

       1.2 Clinicals' Obligations.

              1.2.1 Materials. Promptly after the Effective Date, Clinicals shall deliver to Medarex the materials listed in Section I of Exhibit A (the "Materials"). Unless otherwise agreed, upon request by Clinicals (and at Clinicals' expense and direction), after acceptance by Clinicals of the Product, Medarex will return to Clinicals any remaining Materials.

              1.2.2 Assistance. Clinicals will perform all biological assays necessary to determine the bioactivity of the Product. In addition, Clinicals agrees to provide reasonable assistance as necessary to facility Medarex's conduct of its activities pursuant to Exhibit A.


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       1.3 Product. Medarex shall use commercially reasonable efforts to perform the tasks on Exhibit A, Section II, and shall deliver to Clinicals the Product samples and Product in accordance with the Schedule set forth in Exhibit A,
Section III. Product samples and Product will be suitably packed in 100 mg aliquots for shipment and shipped F.O.B. from Medarex's facility in New Jersey pursuant to instruction from Clinicals. All costs of shipping and insurance, as well as any special packaging expenses, shall be paid by Clinicals.

       1.4 Acceptance. Upon receipt of a Product sample from Medarex, Clinicals shall evaluate such Product sample to confirm the bioactivity of such Product sample. Clinicals shall have thirty (30) days following its receipt of Product sample to provide a written report to Medarex confirming the bioactivity of such Product sample, or to notify Medarex that such Product sample was inactive. Medarex will ship Product to Clinicals upon receipt by Medarex of Clinicals' report confirming the bioactivity of the applicable Product sample; Medarex will reproduce any inactive Product sample and redeliver to Clinicals as soon as possible another Product sample for testing.

       Following confirmation of the bioactivity of the Product sample, Clinicals shall have ten (10) business days to inspect each subsequent shipment of Product, and may reject Product that does not conform to the Specifications, provided that Clinicals shall notify Medarex of any such Product rejection within ten (10) business days of delivery.

       1.5 Rejection. Upon the rejection of any Product by Clinicals, Medarex shall promptly deliver to Clinicals appropriate conforming replacement of the rejected Product. Replacement Product shall also be subject to acceptance by Clinicals under the procedure set forth in Section 1.4. If Clinicals does not provide written notice of rejection to Medarex within ten (10) business days of the receipt of Product by Clinicals, Clinicals shall be deemed to have accepted the Product.

       1.6 Development Fee. In consideration for the satisfactory and timely performance of the tasks specified in Exhibit A, Clinicals will pay to Medarex a fee of seven hundred twenty-five thousand dollars ($725,000), to be paid as follows:

                     a. One-third of the fee ($241,666) shall be paid to Medarex upon full execution of this Agreement.

                     b. One-third of the fee ($241,666) shall be paid after delivery of acceptable Product sample, conforming to the Specifications, for preclinical testing.

                     c. Final payment of the balance of the fee shall be made following delivery of five (5) grams of Product, conforming to the Specifications, for clinical use, and after completion of the DMF filings.


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                                   ARTICLE II.

                                 CONFIDENTIALITY

       2.1 Confidential Information. The parties may from time to time disclose to each other Confidential Information. "Confidential Information" shall mean any information or material disclosed by one party to the other party hereto which if disclosed in tangible form is marked "confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing party within thirty (30) days after such disclosure. Notwithstanding the foregoing, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (i) was already known to be the receiving party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or (v) was developed by the receiving party without reference to any Confidential Information of the disclosing party.

       2.2 Confidentiality. Each party hereby agrees: (i) to at all times hold and maintain in strict confidence all Confidential Information of the other party; and (ii) not to use or disclose any Confidential Information of the other party at any time except to those employees and consultants who have a need to know, and only as may be necessary to exercise its rights or perform its obligations under this Agreement; provided that each party to whom Confidential Information is disclosed agrees to be bound by the same terms regarding the disclosure and use of confidential Information as set forth in this Article 2. Nothing contained in this Article 2 shall prevent either party from disclosing any Confidential Information of the other party to the extent such Confidential Information is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement in order to enable the other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

       2.3 Return of Confidential Information. Upon termination or expiration of this Agreement, each party shall return all Confidential Information in its possession that was received from the other party, unless otherwise agreed in writing.

                                  ARTICLE III.

                              INTELLECTUAL PROPERTY

       3.1 Ownership. Subject to the limited license granted in Section 3.2, each party shall have and retain exclusive ownership of any and all of its Confidential Information, technology, inventions, know-how, trade secrets, documentation, data and all other tangible and intangible items, and all intellectual property rights therein and thereto ("Technology").


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       3.2 License to Medarex. Clinicals hereby grants to Medarex a non-exclusive, non-transferable license under the Materials and all Clinicals' Technology only for such limited rights as may be necessary for the conduct by Medarex of its obligations under this Agreement. This limited license shall terminate automatically upon the termination of this Agreement unless otherwise agreed in writing by Clinicals.

       3.3 Implied Licenses. No rights or licenses with respect to Medarex's Technology or Clinicals' Technology or other intellectual property owned by Medarex or Clinicals are granted or shall be deemed granted hereunder or in connection herewith.

                                   ARTICLE IV.

                               REGULATORY MATTERS

       4.1 DMF Submission. Medarex shall submit a drug master file (the "DMF") for the Product with the United States Food and Drug Administration (the "FDA") in accordance with Exhibit A.

       4.2 Inspections. Clinicals' representatives shall have the right at agreed times to visit Medarex's facilities during normal working hours to observe the conduct of the activities set forth in Exhibit A, and to discuss such activities with Medarex. In addition, Medarex shall permit the FDA to conduct such inspections of Medarex's facilities as the FDA may request, and shall cooperate with the FDA with respect to such inspections and any related matters.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

       5.1 Medarex. Medarex represents and warrants that: (i) it has full power to enter into this Agreement and to grant and assign to Clinicals the rights granted and assigned to Clinicals hereunder; (ii) it has obtained all necessary corporate approvals to enter into and execute the Agreement; (iii) Medarex shall materially comply with the requirements of any and all applicable federal, state, and local laws, regulations, and rules governing activities to be conducted by Medarex pursuant to this Agreement; (iv) Medarex will not transfer or deliver the Material or the Product to any person or entity other than Clinicals; and (v) upon shipment to Clinicals, all Product will materially conform to the Specifications for such Product.

       5.2 Clinicals. Clinicals represents and warrants that: (i) it has full power to enter into the Agreement; and (ii) it has obtained all necessary corporate approvals to enter and execute into this Agreement; (iii) the Materials provided by Clinicals will be suitable for use by Medarex in connection with the activities set forth on Exhibit A.

       5.3 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, MEDAREX MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE PRODUCT OR THE SUBJECT MATTER HEREIN AND ANY AND ALL WARRANTIES OF MERCHANTABILITY,


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FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF ANY THIRD PARTY'S
INTELLECTUAL PROPERTY RIGHTS ARE EXPRESSLY EXCLUDED.

                                   ARTICLE VI.

                                 INDEMNIFICATION

       6.1 Clinicals. Clinicals shall indemnify, defend and hold harmless Medarex, its directors, officers, employees, agents, successors and assigns (each an "Indemnitee") from and against all liabilities, expenses or costs (including reasonable attorneys' fees) ("Liability") arising out of any claim, complaint, suit, proceeding or cause of action against any of them by a third party alleging physical injury or death or otherwise resulting from (i) the clinical testing of the Product by or on behalf of Clinicals; (ii) the safety of the Product distributed by or on behalf of Clinicals; (iii) the promotion, distribution, sale, handling, possession, or use of the Product by or on behalf of Clinicals following its or their acceptance thereof in accordance with
Section 1.4 above; (iv) any negligent or intentionally wrongful acts or omissions of Clinicals; (v) any claim that the Product infringes any third party's intellectual property rights; and (vi) any breach by Clinicals of its representations and warranties under Section 5.2 above, in each case subject to the requirements set forth in Section 6.3 below.

       6.2 Medarex. Medarex shall indemnify, defend and hold harmless Clinicals, its directors, officers, employees, agents, successors and assigns (each an "Indemnitee") from and against all liabilities, expenses, and costs (including reasonable attorneys' fees) (a "Liability") arising out of any claim, complaint, suit, proceeding or cause of action against any of them by a third party alleging physical injury or death or otherwise resulting from (i) the grossly negligent or intentionally wrongful acts or omissions of Medarex in connection with the performance of this Agreement, and (ii) any breach by Medarex of any of its representations and warranties under Section 5.1, in each case subject to the requirements set forth in Section 6.3 below.

       6.3 Procedure. In the event that any Indemnitee intends to claim indemnification under this Article 6 it shall promptly notify the indemnifying party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense and settlement thereof. The Indemnities shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by this Article 6. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which the indemnifying party shall not be required to give.

                                  ARTICLE VII.

                              TERM AND TERMINATION

       7.1 Term. Unless terminated earlier in accordance with this Article 7, the term of this Agreement shall commence on the Effective Date and shall continue in full force until delivery of all Product as required under its Agreement.


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       7.2 Termination for Breach. This Agreement may be terminated at any time by either party if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof.

       7.3 Termination by Clinicals. Every three (3) months during the term of this Agreement, Medarex shall prepare and submit to Clinicals written reports which detail the progress of, and future planned schedules for, the tasks to be performed by Medarex under this Agreement. Further, at any time during the term of this Agreement, if, in the exercise of its reasonable discretion, Clinicals determines that Medarex is not capable of meeting its obligations under this Agreement in a timely manner based upon the tasks to be performed and schedule to be met by Medarex (Exhibit A, Sections II and III), Clinicals may give Medarex notice thereof. Within ten (10) days following its receipt of said notice, Medarex shall provide to Clinicals adequate assurance of future performance acceptable to Clinicals. If said adequate assurance is not given or is not reasonably acceptable to Clinicals, Clinicals may thereupon terminate this Agreement at any time at its election.

       7.4 Effect of Termination.

              7.4.1 Accrued Rights and Obligations. It is understood that termination or expiration of this Agreement shall not relieve a party from any right or liability which, at the time of such termination or expiration, has already accrued to the other party.

              7.4.2 Expenditures. Upon termination of this Agreement, Medarex will immediately cease making expenditures attributable to the activities set forth in Exhibit A. Upon termination, Clinicals shall be responsible only to reimburse Medarex for all costs actually incurred in connection with its performance of this Agreement prior to Medarex's receipt of notice of termination, provided that in no event shall Medarex be entitled to receive more than its portion of the fee set forth in Section 1.6 applicable to the tasks actually performed by Medarex. Within thirty (30) days of the effective date of termination, Medarex shall provide Clinicals a final written report of all costs incurred and shall reimburse Clinicals for any portion of the fee under Section
1.5 which Clinicals advanced which is in excess of such total costs incurred by Medarex.

              7.4.3 Survival. The provisions of Sections 3.1, 3.3, 7.4, and Articles 2, 5, 6, and 8 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

       8.1 Governing Law. This Agreement shall be governed by the laws of the State of Washington, without reference to conflicts of laws principles.

       8.2 Arbitration. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, shall be finally settled by binding


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arbitration in a mutually agreed neutral location (or in the absence of mutual agreement, Chicago, Illinois) under the Commercial Arbitration Rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with said rules. The decision and/or award rendered by the arbitrators shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of any arbitration, including administrative fees and fees of the arbitrators, shall be shared equally by the parties, unless otherwise determined by the arbitrators. Each party shall bear the cost of its own attorneys' and expert fees. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of thus arbitration provision.

       8.3 Assignment. The parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

       8.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE
SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

       8.5 Independent Contractors. The relationship between the parties shall be that of independent contracting parties and nothing in this Agreement shall be construed to create any other relationship between Medarex and Clinicals. Neither party shall have any right, power, or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

       8.6 Severability. If any provision(s) of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provisions.

       8.7 Waiver. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.


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       8.8 Entire Agreement. This Agreement with its Exhibits constitutes the entire Agreement between Clinicals and Medarex with respect to all subject matters covered by the Agreement and supersedes all prior communications, understandings and agreements. This Agreement may only be modified by a written document executed by both parties.

       8.9 Notices. Any notices made pursuant to this Agreement shall be in writing and shall be deemed effective when sent by certified mail to the addresses set forth above, or to such other address as each party may specify by written notice with respect thereto.

       8.10 Counterparts. This Agreement may be executed in two counterparts, each of which will be deemed an original and both of which together shall constitute one instrument.

       8.11 Insurance. Each party shall procure and maintain appropriate levels of comprehensive general liability or product liability insurance coverage of their respective activities under this Agreement and shall upon request provide certificates of such insurance coverage to the other party.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


MEDAREX, INC., a New Jersey             NORTHWEST CLINICALS LLC, a
corporation                             Washington limited liability company



By:                                     By:
   ---------------------------------       -------------------------------------

Title:                                  Title:
      ------------------------------          ----------------------------------

Date:                                   Date:
     -------------------------------         -----------------------------------


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                                    EXHIBIT A

                             DEVELOPMENT ACTIVITIES

I. Materials: Clinicals will provide to Medarex the following materials and documents (the "Materials"):

       1.     Human PSMA DNA clones in a mammalian expression vector;

       2.     Antibody for determination of PSMA and Western blot analysis;

       3.     Four (4) to five (5) milligrams of purified PSMA; and,

       4.     Protocol for purification of recombinant PSMA.

II.    Tasks: Medarex will perform the following services:

       1. Clone the PSMA gene into Medarex's vector and express PSMA in Medarex's cell lines;

       2.     Isolate a clone secreting approximately 5 mg/liter of PSMA;

       3.     Develop serum-free medium conditions for recombinant cell line;

       4. Develop and optimize a large scale production process capable of producing up to 5 grams of PSMA;

       5. Produce initially several milligrams of PSMA for preclinical laboratory testing;

       6. Produce 5 gm. of recombinant PSMA under GMP conditions that meet current FDA standards with regards to purity, sterility, pyrogenicity, safety, toxicity, and identity for well characterized biologicals; and which meet the Specifications set forth on Exhibit B.

       7.     File all required DMF with the FDA for recombinant PSMA.

III.   Schedule:

       1.     August 1, 1997 -- Clinicals delivers two PSMA constructs to
              Medarex;'

       2. December, 1997 -- Medarex delivers approximately 10 mg of recombinant PSMA to Clinicals for preclinical testing;

       3. March, 1998 -- Medarex delivers 150 to 200 mg GMP grade PSMA to Clinicals for Phase I clinical trials; Medarex files a DMF with the FDA;


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       4.     May, 1998 -- Medarex delivers remainder of the 5 gm of GMP grade
              PSMA to Clinicals; Medarex files a DMF with the FDA if necessary.


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                                    EXHIBIT B

                                 SPECIFICATIONS

All Product samples and Product shall pass the following testing procedures to the reasonable satisfaction of Clinicals. Clinicals may perform any or all of the following tests upon any delivery of Product samples or Product, in its discretion:

       1. Western Blot assay, using several PSMA specific monoclonal antibodies;

       2. PSMA-loaded dendritic cells to stimulate PSMA specific cytotoxic T cells; and

       3. Amino acid sequence analysis of a specific cyanogen bromide cleavage peptide from PSMA.